Exhibit 99.1
MEDLEY MANAGEMENT INC. DECLARES $0.20 PER SHARE DIVIDEND AND REPORTS
THIRD QUARTER 2017 RESULTS

NEW YORK, November 14, 2017 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its third quarter ended September 30, 2017.
Highlights

•	Fee earning assets under management were $3.2 billion as of September 30, 2017

•	Total assets under management were $5.3 billion as of September 30, 2017

•	Declared $0.20 per share dividend for Q3 2017 payable on December 6, 2017

•	U.S. GAAP net income attributable to Medley Management Inc. was $0.03 per share for Q3 2017

•	Core Net Income Per Share was $0.09 for Q3 2017

"The third quarter of 2017 was another consistent quarter for Medley where we saw increased investment activity across our platform. We continue to grow our investment capabilities and our team and I am pleased to announce the filing for our first public real estate fund, Sierra Real Estate Fund," said Brook Taube, CEO of Medley.
Results of Operations for the Three Months Ended September 30, 2017
Total revenues were $16.7 million for the three months ended September 30, 2017 compared to $18.9 million for the same period in 2016. The decrease was due primarily to a decrease in performance and incentive fees.
Total expenses from operations were $9.9 million for the three months ended September 30, 2017 compared to $15.6 million for the same period in 2016. The decrease was due primarily to a decrease in expenses associated with our expense support agreement with Sierra Income Corporation ("SIC") as well as a reduction in compensation and benefits expense, partly offset by an increase in general, administrative and other expenses.
Total other expense, net was $1.6 million for the three months ended September 30, 2017 compared to $2.0 million for the same period in 2016. The decrease was due primarily to a decrease in expense associated with our revenue share payable and an increase in dividend income from our permanent capital vehicles, partly offset by an increase in interest expense.
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $2.6 million for the three months ended September 30, 2017 compared to $0.8 million for the same period in 2016. Medley Management Inc.’s net income per share was $0.03 for the three months ended September 30, 2017 compared to $0.00 for the same period in 2016.
Pre-Tax Core Net Income was $4.7 million for the three months ended September 30, 2017 compared to $7.4 million for the same period in 2016. Core Net Income Per Share was $0.09 for the three months ended September 30, 2017, compared to $0.14 for the same period in 2016. Core EBITDA was $7.6 million for the three months ended September 30, 2017 compared to $9.8 million for the same period in 2016.
Results of Operations for the Nine Months Ended September 30, 2017
Total revenues were $47.1 million for the nine months ended September 30, 2017 compared to $57.8 million for the same period in 2016. The decrease was due primarily to a decrease in performance and incentive fees, partly offset by an increase in other revenue and fees.
Total expenses from operations were $26.0 million for the nine months ended September 30, 2017 compared to $46.8 million for the same period in 2016. The decrease was due primarily to a reduction in expenses associated with our expense support agreement with SIC, a reduction in compensation and benefits expense, a decrease in performance compensation and lower general and administrative expenses.
Total other expense, net was $4.9 million for the nine months ended September 30, 2017 compared to $7.4 million for the same period in 2016. The decrease was due primarily to a decrease in expense associated with our revenue share payable and an increase in dividend income, partly offset by an increase in interest expense.
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $10.0 million for the nine months ended September 30, 2017 compared to $2.1 million for the same period in 2016. Medley Management Inc.’s net income per share was $0.18 for the nine months ended September 30, 2017 compared to a net loss per share of $0.05 for the same period in 2016.
Pre-Tax Core Net Income was $15.1 million for the nine months ended September 30, 2017 compared to $21.6 million for the same period in 2016. Core Net Income Per Share was $0.28 for the nine months ended September 30, 2017, compared to $0.40 for the same period in 2016. Core EBITDA was $23.7 million for the nine months ended September 30, 2017 compared to $28.6 million for the same period in 2016.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Erin Clark
Teneo Strategy
646-214-8355

Key Performance Indicators:

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income	$5,202	$1,291	$16,188	$3,543
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$2,633	$776	$9,986	$2,146
Net income (loss) per Class A common stock	$0.03	$—	$0.18	$(0.05)
Net Income Margin (1)	15.8%	4.1%	21.2%	3.7%
Weighted average shares - Basic and Diluted	5,342,939	5,778,409	5,578,003	5,802,334

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$4,651	$7,383	$15,065	$21,578
Core Net Income (2)	$3,851	$6,552	$13,171	$19,080
Core EBITDA (3)	$7,592	$9,818	$23,737	$28,638
Core Net Income Per Share (4)	$0.09	$0.14	$0.28	$0.40
Core Net Income Margin (5)	15.9%	22.3%	18.2%	21.3%
Pro-Forma Weighted Average Shares Outstanding (6)	30,777,252	30,779,206	30,922,950	30,652,109

Other Data (at period end, in millions):
AUM	$5,296	$5,011	$5,296	$5,011
Fee Earning AUM	$3,241	$3,111	$3,241	$3,111

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the vesting of restricted stock units and conversion by the pre-IPO holders of 23,333,333 LLC Units for 23,333,333 shares of Class A common stock at the beginning of each period presented, respectively. Please refer to Exhibit D for additional details.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, June 30, 2017	$2,259	$1,020	$3,279	69%	31%
Commitments	(37)	74	37
Capital reduction	—	—	—
Distributions	(23)	(36)	(59)
Change in fund value	(8)	(8)	(16)
Ending balance, September 30, 2017	$2,191	$1,050	$3,241	68%	32%
Total fee earning AUM decreased by $38 million, or 1% as of September 30, 2017 compared to total fee earning AUM as of June 30, 2017. The permanent capital vehicles’ share of fee earning AUM decreased to 68% as of September 30, 2017 compared to June 30, 2017.
The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, December 31, 2016	$2,207	$983	$3,190	69%	31%
Commitments	60	231	291
Capital reduction	—	—	—
Distributions	(74)	(147)	(221)
Change in fund value	(2)	(17)	(19)
Ending balance, September 30, 2017	$2,191	$1,050	$3,241	68%	32%
Total fee earning AUM increased by $51 million, or 2% as of September 30, 2017 compared to total fee earning AUM as of December 31, 2016. The permanent capital vehicles’ share of fee earning AUM decreased to 68% as of September 30, 2017 compared to December 31, 2016.
Dividend Declaration
On November 8, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.20 per share of Class A common stock for the third quarter of 2017. The dividend will be paid on December 6, 2017 to stockholders of record as of November 24, 2017.
Conference Call and Webcast Information
We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, November 14, 2017 to discuss our third quarter financial results.
All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call. International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 97423481 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of September 30, 2017, Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America¹.
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation (NYSE:MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE:MCV) and (NYSE:MCX).
Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

1.
Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2017.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands, except share and per share data)
Revenues
Management fees (includes Part I incentive fees of $1,393, $2,372, $1,937 and $11,947, respectively)	$14,838	$15,262	$41,934	$50,220
Performance fees	(202)	1,446	(1,846)	1,706
Other revenues and fees	2,016	2,172	7,004	5,851
Total Revenues	16,652	18,880	47,092	57,777

Expenses
Compensation and benefits	6,382	6,964	17,881	21,396
Performance fee compensation	(14)	(212)	(845)	(238)
General, administrative and other expenses	3,510	8,801	8,932	25,679
Total Expenses	9,878	15,553	25,968	46,837

Other Income (Expense)
Dividend income	1,428	312	2,896	755
Interest expense	(2,718)	(2,403)	(9,131)	(6,593)
Other income (expenses), net	(282)	55	1,299	(1,559)
Total Other Expense, Net	(1,572)	(2,036)	(4,936)	(7,397)
Income before income taxes	5,202	1,291	16,188	3,543
Provision for income taxes	652	77	1,493	291
Net Income	4,550	1,214	14,695	3,252
Net income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1,917	438	4,709	1,106
Net income attributable to non-controlling interests in Medley LLC	2,172	556	8,557	1,774
Net Income Attributable to Medley Management Inc.	$461	$220	$1,429	$372

Net Income (Loss) Per Share of Class A Common Stock:
Basic	$0.03	$—	$0.18	$(0.05)
Diluted	$0.03	$—	$0.18	$(0.05)
Weighted average shares outstanding - Basic and Diluted	5,342,939	5,778,409	5,578,003	5,802,334

Exhibit B. Consolidated Statements of Comprehensive Income

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands)
Net Income	$4,550	$1,214	$14,695	$3,252
Other Comprehensive Income:
Change in fair value of available-for-sale securities (net of taxes of $0.3 million and $0.4 million for Medley Management Inc. for the three and nine months ended September, 2017, respectively, and $0.1 million and $0.2 million for Non-controlling interests in Medley LLC for the three and nine months ended September 30, 2016, respectively)	(2,915)	268	(5,081)	268
Total Comprehensive Income	1,635	1,482	9,614	3,520
Comprehensive income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1,917	469	4,680	1,137
Comprehensive income (loss) attributable to non-controlling interests in Medley LLC	(381)	746	4,164	1,964
Comprehensive Income Attributable to Medley Management Inc.	$99	$267	$770	$419

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands)
Net income attributable to Medley Management Inc.	$461	$220	$1,429	$372
Net income attributable to non-controlling interests in Medley LLC	2,172	556	8,557	1,774
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$2,633	$776	$9,986	$2,146
Reimbursable fund startup expenses	596	5,647	847	16,391
IPO date award stock-based compensation	532	672	189	2,018
Other non-core items (1)	238	211	2,550	732
Income tax expense on adjustments	(148)	(754)	(401)	(2,207)
Core Net Income	$3,851	$6,552	$13,171	$19,080
Interest expense	2,718	2,192	7,982	6,382
Income taxes	800	831	1,894	2,498
Depreciation and amortization	223	243	690	678
Core EBITDA	$7,592	$9,818	$23,737	$28,638

(1)
For the three months ended September 30, 2017, other non-core items consist of severance costs to former employees as well as other nonrecurring items. For the nine months ended September 30, 2017, other non-core items also consists of $1.2 million in additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of Senior Unsecured Debt and $1.2 million in severance costs to former employees. For the three and nine months ended September 30, 2016, other non-core items consists of a $0.2 million acceleration of debt issuance costs relating to prepayments made on our Term Loan Facility as a result of refinancing of our indebtedness from the issuance of Senior Unsecured Debt. For the nine months ended September 30, 2016, other non-core items also includes a $0.5 million impairment loss on our investment in CK Pearl Fund.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2017	2016	2017	2016
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$3,851	$6,552	$13,171	$19,080
Add: Income taxes	800	831	1,894	2,498
Pre-Tax Core Net Income	$4,651	$7,383	$15,065	$21,578

Denominator
Class A common stock	5,342,939	5,778,409	5,578,003	5,802,334
Conversion of LLC Units and restricted LLC Units to Class A common stock	23,653,333	23,333,333	23,592,381	23,333,333
Restricted Stock Units	1,780,980	1,667,464	1,752,566	1,516,442
Pro-Forma Weighted Average Shares Outstanding (1)	30,777,252	30,779,206	30,922,950	30,652,109
Pre-Tax Core Net Income Per Share	$0.15	$0.24	$0.49	$0.70
Less: corporate income taxes per share (2)	(0.06)	(0.10)	(0.21)	(0.30)
Core Net Income Per Share	$0.09	$0.14	$0.28	$0.40

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units and, in 2017, 320,000 restricted LLC units during each of the periods presented and conversion of such restricted LLC units for an equal number of shares of Class A common stock.

(2)
Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2017	2016	2017	2016

Net Income Margin	15.8%	4.1%	21.2%	3.7%
Reimbursable fund startup expenses (1)	3.6%	29.9%	1.8%	28.4%
IPO date award stock-based compensation (1)	3.2%	3.6%	0.4%	3.5%
Other non-core items (1)(2)	1.4%	1.1%	5.4%	1.3%
Provision for income taxes (1)	3.9%	0.4%	3.2%	0.5%
Corporate income taxes (3)	(12.0)%	(16.8)%	(13.8)%	(16.1)%
Core Net Income Margin	15.9%	22.3%	18.2%	21.3%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
For the three months ended September 30, 2017, other non-core items consist of severance costs to former employees as well as other nonrecurring items. For the nine months ended September 30, 2017, other non-core items also consists of $1.2 million in additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of Senior Unsecured Debt and $1.2 million in severance costs to former employees. For the three and nine months ended September 30, 2016, other non-core items consists of a $0.2 million acceleration of debt issuance costs relating to prepayments made on our Term Loan Facility as a result of refinancing of our indebtedness from the issuance of Senior Unsecured Debt. For the nine months ended September 30, 2016, other non-core items also includes a $0.5 million impairment loss on our investment in CK Pearl Fund.

(3)
Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 43.0% and presented the calculation as a percentage of total revenue.

Exhibit F. Consolidated Balance Sheets of Medley Management Inc.

	As of September 30, 2017 (unaudited)	As of December 31, 2016
	(Amounts in thousands)
Assets
Cash and cash equivalents	$40,135	$49,666
Cash and cash equivalents of consolidated fund	346	—
Restricted cash equivalents	—	4,897
Investments, at fair value	62,866	31,904
Management fees receivable	13,415	12,630
Performance fees receivable	3,119	4,961
Other assets	15,605	18,311
Total assets	$135,486	$122,369

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt	$116,698	$49,793
Loans payable	9,066	52,178
Accounts payable, accrued expenses and other liabilities	21,286	37,255
Total Liabilities	147,050	139,226

Redeemable Non-controlling Interests	53,936	30,805

Equity
Class A common stock	55	58
Class B common stock	—	—
Additional paid in capital	2,107	3,310
Accumulated other comprehensive income (loss)	(625)	33
Accumulated deficit	(7,847)	(5,254)
Total stockholders' deficit, Medley Management Inc.	(6,310)	(1,853)
Non-controlling interests in consolidated subsidiaries	(1,708)	(1,717)
Non-controlling interests in Medley LLC	(57,482)	(44,092)
Total deficit	(65,500)	(47,662)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$135,486	$122,369